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                                                                      Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-19101, 33-96542, 333-09081, 333-09875,
333-25475, 333-44433, 333-44441, 333-57103, 333-69029 and 333-71133) and the
Registration Statements on Form S-8 (Nos. 333-18275, 33-91822, 33-19831, 333-32661 and 333-44443) of Mack-Cali Realty Corporation of our report dated February 23, 1999, appearing in this Form 10-K.






/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
March 3, 1999